Exhibit 99.1

CDK Global Announces Proposed Private Offering of Senior Notes

HOFFMAN ESTATES, IL, October 8, 2014 – CDK Global, Inc. (“CDK Global”) announced today that it intends, subject to market and other conditions, to offer senior notes (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. CDK Global expects to use the net proceeds from this offering, together with cash on hand, to repay all outstanding borrowings under its short-term $750 million senior unsecured bridge loan facility. The Notes will be general unsecured obligations of CDK Global and will not be guaranteed by any of CDK Global’s subsidiaries.

The Notes will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws and foreign securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sales of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About CDK Global

With nearly $2 billion in revenues and more than 40 years of experience, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global’s solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

Forward-Looking Statements

This document and other written or oral statements made from time to time by CDK Global may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; availability of skilled technical personnel and the impact of new acquisitions and divestitures. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” in our Registration Statement on Form 10 for the fiscal year ended June 30, 2014, should be considered in evaluating any forward-looking statements contained herein.

Investor Relations Contacts:

Elena Rosellen

847.485.4000

elena.rosellen@cdk.com

Jennifer Gaumond

847.485.4424

jennifer.gaumond@cdk.com

Media Contact:

Michelle Benko

847.485.4389

michelle.benko@cdk.com

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